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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
RadView Software Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check The Appropriate Box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of RadView Software Ltd. (the "Company") to be held at 10:00 a.m. on Wednesday, October 29, 2003 at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts, 01803.

        At the Annual Meeting, you will be asked:

  1.
  TO (a) elect Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting and (b) elect Robert Steinkrauss to the Company's Board of Directors, to serve as an External Director under the Israeli Companies Law, for a period of three years commencing on November 16, 2003.

  2.
  TO ratify and approve the selection of Luboshitz Kasierer, an affiliate member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 2003.

  3.
  TO consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors recommends the approval of each of these proposals.

        Further details of these matters to be considered at the Annual Meeting are contained in the attached Proxy Statement. Copies of the resolutions to be adopted at the Annual Meeting will be available to any Shareholder entitled to vote at the meeting for review at the Company's offices during regular business hours. To contact the Company, please call (781) 238-1111. The Company's Annual Report is also enclosed and provides additional information regarding the financial results of the Company.

        We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,
/s/ ILAN KINREICH Ilan Kinreich Chief Executive Officer, President and Director
Burlington, Massachusetts September 22, 2003

YOUR VOTE IS IMPORTANT
PLEASE RETURN YOUR PROXY PROMPTLY.

RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803
(781) 238-1111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 29, 2003

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of RadView Software Ltd., will be held on Wednesday, October 29, 2003 at 10:00 a.m. at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts 01803, to consider and act upon the following matters:

  1.
  TO (a) elect Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting and (b) elect Robert Steinkrauss to the Company's Board of Directors, to serve as an External Director under the Israeli Companies Law for a period of three years commencing on November 16, 2003.

  2.
  TO ratify and approve the selection of Luboshitz Kasierer, an affiliate member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 2003.

  3.
  TO consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

        Copies of the resolutions to be adopted at the Annual Meeting will be available to any Shareholder entitled to vote at the meeting at the Company's offices during regular business hours. To contact the Company, please call (781) 238-1111.

        The Board of Directors has fixed the close of business on September 19, 2003 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

By Order of the Board of Directors
/s/ CHRISTOPHER DINEEN Christopher Dineen Secretary
Burlington, Massachusetts September 22, 2003

RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803
(781) 238-1111

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed Proxy is solicited by the Board of Directors of RadView Software Ltd. (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, October 29, 2003 at 10:00 a.m. at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts, 01803, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy are first being mailed on or about September 26, 2003 to all Shareholders entitled to notice of and to vote at the Annual Meeting.

        Where the Shareholder specifies a choice on the enclosed Proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

  FOR (a) the election of Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting and (b) the election of Robert Steinkrauss to the Company's Board of Directors, to serve as an External Director under the Israeli Companies Law, for a period of three years commencing on November 16, 2003.

  FOR the ratification and approval of Luboshitz Kasierer, an affiliate member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 2003.

        In addition, the shares will be voted with respect to any other proposals in accordance with the recommendations of the Board. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed Proxy bearing a later date. Any Shareholder who has executed a Proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her Proxy. Shares represented by valid Proxies received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

        The close of business on September 19, 2003 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, there were 16,547,313 ordinary shares of the Company, NIS 0.01 par value per share, issued and outstanding and entitled to vote. Each ordinary share entitles the holder thereof to one vote with respect to all matters submitted to Shareholders at the Annual Meeting.

        The presence, in person or by proxy, of two or more shareholders holding at least thirty-three and one-third percent (33 1/3%) of the Company's ordinary shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Pursuant to the Israeli Companies Law and the Company's Articles of Association, the affirmative vote of a majority of the votes cast either "for" or "against" each proposal, in person or proxy, is required to approve each proposal to be voted upon at the Annual Meeting. In addition, with respect to the election of the External Director nominee, such majority must either include at least one third of the shares of non-controlling shareholders voted on the matter, or the total shares of non-controlling shareholders voted against the election may not represent more than one percent of the voting rights of the Company.

        Abstentions, votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the Company's ordinary shares.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being mailed to the Shareholders with this Proxy Statement and will be discussed at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our ordinary shares as of August 31, 2003, unless otherwise indicated, by: (i) each person known by us to beneficially own more than 5% of our ordinary shares; (ii) each Director of the Company; (iii) each executive officer named in the Summary Compensation Table below; and (iii) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares under options and warrants held by that person that are currently exercisable or exercisable within 60 days of August 31, 2003 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to state community property laws, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Ownership percentages are based on 16,494,313 ordinary shares outstanding on August 31, 2003. Unless otherwise noted below, each shareholder's address is c/o RadView Software Ltd., 7 New England Executive Park, Burlington, Massachusetts 01803.

Name of Beneficial Owner:	Total Shares Beneficially Owned	Percentage of Ordinary Shares
Five Percent Shareholders:
Computer Associates International, Inc.(1)	1,635,067	9.9%
Formula Ventures(2)	2,604,823	15.8%
North Bridge Venture Partners(3)	1,666,666	10.1%
Sadot Research and Development Fund Ltd.(4)	1,510,959	9.2%
Zohar Zisapel(5)	2,079,522	12.6%
Yehuda Zisapel(6)	2,079,522	12.6%
Directors and Executive Officers:
Ilan Kinreich(7)	1,109,694	6.5%
Christopher Dineen(8)	90,714	*
Shai Beilis(2)(9)	2,720,876	16.4%
William Geary(3)(9)	1,772,919	10.7%
Robert Steinkrauss(10)	122,919	*
Kathleen A. Cote(11)	75,000	*
David Assia(12)	62,500	*
Brian E. LeClair(13)	97,456	*
All executive officers and Directors as a group (8 persons)(2)(3)(7)(8)(9)(10)(11)(12) and (13)	6,052,078	33.9%

*
Represents beneficial ownership of less than one percent of our ordinary shares.

(1)
Computer Associates International, Inc. is a public company traded on The New York Stock Exchange. Based on its annual report on Form 10-K for the year ended March 31, 2003 filed with the SEC on May 15, 2003, and its quarterly report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on July 23, 2003, its directors are Russell M. Artzt, Kenneth Cron, Alfonse M. D'Amato, Gary J. Fernandes, Sanjay Kumar, Robert E. La Blanc, Jay W. Lorsch, Lewis S. Ranieri, Walter P. Schuetze, and Alex Serge Vieux. The address of Computer Associates International, Inc. is One Computer Associates Plaza, Islandia, NY 11749.

(2)
Information is derived in part from Amendment No. 1 to the Schedule 13G, filed on February 5, 2002 by Formula Ventures L.P., FV-PEH, L.P. and Formula Ventures (Israel) L.P. Includes 1,576,570 ordinary shares owned of record by Formula Ventures L.P; 443,631 ordinary shares owned of record by FV-PEH L.P.; 506,479 ordinary shares owned of record by Formula Ventures (Israel) L.P.; and 78,143 ordinary shares owned of record by Shem Basum Ltd. Shai Beilis, one of our Directors, is the managing director of Formula Ventures L.P., Formula Ventures Ltd. and the principal shareholder and a director of Shem Basum Ltd. Shai Beilis disclaims beneficial ownership of the shares held of record by Formula Ventures L.P.; FV-PEH L.P. and Formula Ventures (Israel) L.P. except to the extent of his pecuniary interest therein. Shai Beilis has sole voting and investment power and is the beneficial owner of the 78,143 ordinary shares owned of record by Shem Basum Ltd. Formula Ventures L.P., FV-PEH L.P. and Formula Ventures (Israel) L.P. are part of an affiliated group of investment entities managed by Formula Ventures Ltd. and Formula

  Ventures Partners (Cayman Islands) Ltd., a subsidiary thereof. Micha Gaiger, Yigal Erlich, Shai Beilis, Nir Linchevski, Dan Goldstein, by virtue of their board position in Formula Venture Ltd., and Shai Beilis and Nir Linchevski, by virtue of their board position in Formula Venture Partners (Cayman Islands) Limited, each share voting and dispositive power with respect to the shares held by Formula Ventures L.P.; FV-PEH and Formula Ventures (Israel) L.P. Decisions with respect to voting and investment of the shares owned of record are made by majority vote and as managing director, Shai Beilis shares voting and investment power over the ordinary shares held by Formula Ventures L.P., FV-PEH L.P. and Formula Ventures (Israel) L.P. The address of Formula Ventures (Israel) L.P., Formula Ventures L.P. and FV-PEH L.P. is 11 Galgalei Haplada St., Herzliya, Israel 46733.

(3)
Information is derived from the Schedule 13D, filed on September 3, 2002, by North Bridge Venture Management V, L.P.; North Bridge Venture Partners V-A, L.P.; North Bridge Venture Partners V-B, L.P.; Edward T. Anderson; Richard A. D'Amore; William J. Geary; James A. Goldstein; Jeffrey P. McCarthy; and Angelo J. Santinelli. Includes 1,116,810 ordinary shares owned of record by North Bridge Venture Partners V-A, L.P. and 549,856 ordinary shares owned of record by North Bridge Venture Partners V-B, L.P. The General Partner of both North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. is North Bridge Venture Management V, L.P. Mr. William J. Geary, one of our Directors, is a partner of North Bridge Venture Management V, L.P. Mr. Geary shares voting and investment power over these shares. However, he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Edward T. Anderson; Richard A. D'Amore; William J. Geary; James A. Goldstein; Jeffrey P. McCarthy; and Angelo J. Santinelli, by virtue of their management position in North Bridge entities, each have shared voting and dispositive power with respect to the shares held by North Bridge Venture Partners V, L.P. The address of both North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. is 950 Winter Street, Suite 4600, Waltham, MA 02451.

(4)
Information is derived in part from the Schedule 13G, filed on February 14, 2001, by Sadot Research and Development Fund Ltd., which has subsequently changed its name to Inspire Investments Ltd. Represents 1,284,315 ordinary shares owned of record by Inspire Investments Ltd. and 226,644 ordinary shares owned of record by Sadot Venture Capital Management (1992) Ltd. Inspire Investments Ltd. is a publicly held Israeli company traded on the Tel Aviv Stock Exchange. Joseph Barath, Michal Zukerman-Schori, Ariella Zochovitzky, Aviram Werthaim, Harel Beit On, Ehud Sarig, and Joshua Maor are the directors of Inspire Investments Ltd. and share voting and dispositive power with respect to the shares held by Inspire Investments Ltd. and Sadot Venture Capital Management (1992) Ltd. The address of Inspire Investments Ltd. and Sadot Venture Capital Management (1992) Ltd. is Moshe Aviv Tower, 7 Jabotinsky Street, P.O. Box 1768, Ramat Gan, Israel 52117. We have been notified that on or prior to September 19, 2003, Inspire Investments Ltd. sold an aggregate of 600,000 of our ordinary shares.

(5)
Represents 693,252 ordinary shares owned of record by Zohar Zisapel; 693,135 ordinary shares owned of record by Michael and Klil Holdings (93) Ltd.; and 693,135 ordinary shares owned of record by Lomsha Ltd. Zohar Zisapel is a principal shareholder and a director of each of Michael and Klil Holdings (93) Ltd. and Lomsha Ltd. Zohar Zisapel's address is 24 Raoul Wallenberg Street, Tel Aviv, Israel, 69719.

(6)
Yehuda Zisapel's address is 24 Raoul Wallenberg Street, Tel Aviv, Israel, 69719.

(7)
Includes 700,689 options exercisable within 60 days of August 31, 2003 and 4,000 ordinary shares owned of record by Sivan Kinreich, wife to Ilan Kinreich.

(8)
Includes 89,529 options exercisable within 60 days of August 31, 2003.

(9)
Includes 106,253 options exercisable within 60 days of August 31, 2003.

(10)
Represents 122,919 options exercisable within 60 days of August 31, 2003.

(11)
Represents 75,000 options exercisable within 60 days of August 31, 2003.

(12)
Represents 62,500 options exercisable within 60 days of August 31, 2003.

(13)
Includes 87,456 options exercisable within 60 days of August 31, 2003. Mr. LeClair's employment with the Company was terminated in May 2003.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information, as of December 31, 2002, regarding the Company's equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,633,750	$0.75	3,008,041
Equity compensation plans not approved by security holders(2)	2,033,458	$1.56	942,378

Total	4,667,198	$1.11	3,950,419

(1)
Relates to 2,950,000 options issued or issuable under the Company's U.S. Share Incentive Plan (2000) and 1,200,000 options available for issuance under the Company's Key Employee Share Incentive Plan (1996). Also includes 1,500,000 ordinary shares available to purchase by employees under the Company's Employee Share Purchase Plan. After the date of shareholder approval of the reservation of options under the Key Employee Share Incentive Plan, the board of directors amended certain provisions of the plan to comply with changes in the Israeli Income Tax Ordinance.

(2)
Relates to options issued or issuable under the Company's Key Employee Share Incentive Plan (1996) (other than 1,200,000 options issuable under such plan that have received the approval of the Company's security holders) and options issued under the Company's Affiliate Employees Option Plan.

Material Features of the Key Employee Share Incentive Plan (1996)

        The Key Employee Plan is administered by the Compensation Committee, which has the authority to submit recommendations to the Board of Directors as to the issuance of options under the plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Key Employee Plan.

        Options granted under the Key Employee Plan after January 1, 2003 are intended to comply with the "capital gains" track of Section 102 of the Israeli Income Tax Ordinance.

        Stock options granted under the Key Employee Plan may not be granted at a price less than the par value of the ordinary shares on the date of grant. If any option award, or any part thereof, under the Key Employee Plan has not been exercised and the shares covered thereby not paid for within sixty-two (62) months after the date of grant (or any other period set forth in the instrument granting such option award), such option award, or such part thereof, and the right to acquire such shares, terminates. An option granted under the Key Employee Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        After the termination of the optionholder's employment with the Company, or cessation of status as a director or consultant of the Company (other than by reason of death, disability or termination for cause as defined in the Key Employee Plan), all rights in respect of options held at the date of termination terminate within two weeks after the termination or cessation of status. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        The Key Employee Plan may be amended by the Board of Directors of the Company. Each grantee is responsible for all personal tax consequences of the grant and the exercise thereof.

Material Features of the Affiliate Plan

        The Company's Board of Directors approved the Affiliate Employees Option Plan (the "Affiliate Plan") in 1997. The Company has reserved for issuance 75,240 ordinary shares under the Affiliate Plan. The Company has resolved that from the date of its initial public offering and thereafter it will not issue any additional options under the Affiliate Plan.

        The purpose of the Affiliate Plan was to provide incentives to employees, directors and consultants of affiliates of the Company belonging to the RAD-Bynet group of companies, by providing them with opportunities to purchase shares in the Company, in order to provide them with incentives to assist in the promotion of the Company's business. The Affiliate Plan is administered by the Compensation Committee.

        If any option award under the Affiliate Plan has not been exercised and the shares covered thereby not paid for within 62 months after the date of grant, unless otherwise agreed to by the Compensation Committee, such option award terminates. An option granted under the Affiliate Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        After the termination of the optionholder's employment with any affiliate of the Company, or cessation of status as a director or consultant of any affiliate of the Company (other than by reason of death or disability), all rights in respect of options held at the date of termination terminate within two weeks after the termination or cessation of status. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        The Affiliate Plan may be amended by the Company's Board of Directors. Each grantee is responsible for all personal tax consequences of the grant and the exercise thereof.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Articles of Association of the Company provide that the members of the Board of Directors, except External Directors, shall be elected for terms lasting until the Company's next Annual Meeting of Shareholders. Pursuant to the Israeli Companies Law and the Articles of Association of the Company, the External Directors serve for a period of three years. Currently, Robert Steinkrauss and David Assia serve as External Directors. Mr. Steinkrauss' term expires in November 2003 and Mr. Assia's term expires in November 2005. At this meeting, shareholders will have the opportunity to (a) vote for Messrs. Beilis, Kinreich, Geary and Ms. Cote (the "Director Nominees") and (b) vote for Mr. Steinkrauss, to serve as an External Director for a period of three years commencing on November 16, 2003 (the "External Director Nominee").

VOTE REQUIRED

        A majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting thereon, is required to elect the Director Nominees and the External Director Nominee to the Company's Board of Directors. With respect to the election of the External Director Nominee, such majority must either include at least one third of the shares of non-controlling shareholders voted on the matter, or the total shares of non-controlling shareholders voted against the election may not represent more than one percent of the voting rights of the Company. Unless authority to vote for the confirmation of the Director Nominees and the External Director Nominee is withheld, the shares represented by all Proxies received by the Board of Directors will be voted FOR the Director Nominees and the External Director Nominee. In the event that any of the Director Nominees or the External Director Nominee shall become unable or unwilling to serve, the shares represented by Proxies will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any of the Director Nominees or the External Director Nominee will be unable or unwilling to serve. Each of the Director Nominees is currently a Director of the Company. The External Director Nominee is currently an External Director of the Company.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES AS A DIRECTOR OF THE COMPANY AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

        The following table contains certain information about the directors and executive officers of the registrant:

Name	Age	Position
Shai Beilis	54	Chairman of the Board
Ilan Kinreich	45	Chief Executive Officer, President and Director
Christopher Dineen	34	Chief Financial Officer
William J. Geary	44	Director
Robert Steinkrauss	52	Director
Kathleen A. Cote	54	Director
David Assia	51	Director

        SHAI BEILIS has served as a Director since May 1998. Mr. Beilis was elected as Chairman of the Board in May 2001. Mr. Beilis has been the Chairman and Managing Partner of Formula Ventures Ltd. since December 1998. From January 1995 until joining Formula Ventures Ltd., Mr. Beilis served as the Chief Executive Officer of Argotec Ltd., a wholly-owned subsidiary of Formula Systems (1985) Ltd. established in 1993 to capitalize on investment opportunities in the IT sector where he was responsible for initiating, overseeing and managing Argotec's investments. Before joining Formula Systems (1985) Ltd., Mr. Beilis served as Chief Executive Officer of Clal Computers and Technology Ltd. and was employed by Digital Equipment Corporation. Mr. Beilis serves as a director for Crystal System Solutions Ltd., Applicom Software Industries Ltd. and several private companies. Mr. Beilis holds a B.S. degree in Mathematics and Economics from the Hebrew University in Jerusalem and a M.S. in Computer Science from the Weizmann Institute of Science.

        ILAN KINREICH has served as a Director and our Chief Executive Officer and President since inception of our operations in 1993. From August 1989 to February 1991, Mr. Kinreich was a co-founder and Vice President of Research and Development at Mercury Interactive, a software testing company. From May 1985 until joining Mercury Interactive, Mr. Kinreich held the position of Research and Development Manager at Daisy Systems. Prior to that, Mr. Kinreich was part of the integration team for the Lavi jet fighter. Prior to this, Mr. Kinreich served seven years in the Israel Defense Forces, holding the rank of Captain, where he led development and deployment of command and control systems. Mr. Kinreich holds a B.Sc. in Mathematics and Computer Science from Bar Ilan University.

        CHRISTOPHER DINEEN has served as our Chief Financial Officer since June 2003. From June 2000 until his appointment as Chief Financial Officer, Mr. Dineen served as our Vice President of Finance. From September 1991 until joining us in June 2000, Mr. Dineen was an auditor with Arthur Andersen LLP serving clients in varied industries, including software, manufacturing, and advertising. Mr. Dineen has a B.S. in accounting from Northeastern University and is a Certified Public Accountant.

        WILLIAM J. GEARY has served as a Director since December 1999. Mr. Geary has been a General Partner of North Bridge Venture Partners V, L.P. since its inception in September 2001, of North Bridge Venture Partners IV, L.P. since its inception in November 1999, of North Bridge Venture Partners III, L.P. since its inception in August 1998, and of North Bridge Venture Partners II, L.P. since its inception in September 1996, and a Principal of North Bridge Venture Partners, L.P. since its inception in March 1994. Mr. Geary holds a B.S. from Boston College, School of Management and is a Certified Public Accountant.

        ROBERT STEINKRAUSS has served as a Director since the completion of our initial public offering in August 2000. Since March 2002, Mr. Steinkrauss has served as Treasurer for Wildcat Springs, a water distribution company he co-founded. From October 2000 to March 2002, Mr. Steinkrauss served as Chief Executive Officer of Taqua Systems. From November 1999 to April 2000, Mr. Steinkrauss served as Vice President and General Manager of the WAN Systems Group of Lucent Technologies Inc. Prior to that, Mr. Steinkrauss served as President of Xedia Corporation from February 1998 to November 1999. From February 1995 to February 1998, Mr. Steinkrauss served as Chairman, President and Chief Executive Officer of Raptor Systems Inc., which was sold to Axent Technologies Inc. in February 1998. Mr. Steinkrauss is a director of Authentica, Inc. Mr. Steinkrauss received a B.A. from Boston College, magna cum laude, and is a Certified Public Accountant.

        KATHLEEN A. COTE has served as a Director since May 2001. From May 2001 to June 2003, Ms. Cote was the Chief Executive Officer of Worldport Communications, Inc. a company that provides managed hosting services to mid sized companies principally in Europe. Ms. Cote has also served as President of Seagrass Partners from September 1998 to May 2001. Seagrass Partners is a consulting firm that focuses on early-stage Internet companies. From 1996 to 1998, Ms. Cote served as President and Chief Executive Officer of Computervision Corporation and served as President and Chief Operating Officer of from 1995 to 1996. Ms. Cote currently serves on the board of directors of Forgent Corporation and Western Digital. Ms. Cote is a former director of MediaOne Group, Baynetworks Inc., and Worldport Communications, Inc. Ms. Cote holds a B.A. from University of Massachusetts and an M.B.A. from Babson College.

        DAVID ASSIA has served as an External Director of the Company since November 2002. Mr. Assia, a co-founder of Magic Software Enterprises Ltd., has served as Chairman and/or Vice Chairman of Magic Software since 1986, and as a director of Magic Software since its inception in 1984. From 1986 until September 1997, he was Chief Executive Officer of Magic Software. He also serves as a Director of Aladdin Knowledge Systems Ltd., Babylon Ltd. and Enformia Ltd. Mr. Assia holds B.A. and M.B.A. degrees from Tel Aviv University.

        MEETINGS OF THE BOARD OF DIRECTORS.    During the year ended December 31, 2002, the Board met seven times and acted two times by unanimous written consent. No Director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during the fiscal year ended December 31, 2002.

        THE AUDIT COMMITTEE.    The Company's Audit Committee currently consists of Messrs. Assia and Steinkrauss and Ms. Cote. Pursuant to the Israeli Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors. The audit committee may not include the chairman of the board, any director employed by the company or providing to the company services on a regular basis, or a controlling shareholder or their relative. The Company is also subject to the requirements of Nasdaq and the Securities and Exchange Commission with respect to the composition of its audit committee. The Audit Committee met four times during 2002.

        THE COMPENSATION COMMITTEE.    The Company's Compensation Committee currently consists of Messrs. Assia, Beilis, and Geary. The Compensation Committee administers our Employee Share Purchase Plan (the "Purchase Plan") and three option plans: (1) the Key Employee Share Incentive Plan (1996) (the "Key Employee Plan"); (2) the Affiliate Employees Option Plan (1997) (the "Affiliate Plan"); and (3) the United States Share Incentive Plan (2000) (the "US Plan"). The Compensation Committee administers these plans and is authorized to submit recommendations to our Board of Directors as to the issuance of options under the plans. Under the Israeli Companies Law, the authority to issue options rests exclusively with our Board of Directors. The Company has resolved that from the date of the closing of the Company's initial public offering of its ordinary shares and thereafter, the Company will not issue options under the Affiliate Plan.

        The Company does not have a standing nominating committee or a committee performing similar functions.

EXECUTIVE COMPENSATION

        The following tables set forth certain information with respect to compensation paid or accrued for services rendered to the Company in all capacities for each of the three fiscal years ended December 31, 2002 by its Chief Executive Officer and the other most highly compensated executive officer of the Company whose salary and bonus during the fiscal year ended December 31, 2002 exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company earned greater than $100,000 in the fiscal year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation
					Long Term Compensation Awards Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation
Ilan Kinreich,	2002	$190,000	—	—	800,000
Chief Executive Officer	2001	184,000	$43,763	—	150,000
and President	2000	140,000	56,500	—	373,390
Brian E. LeClair,	2002	200,000	—	—	175,000	(2)
Vice President and	2001	200,000	20,689	—	35,000	(3)
Chief Financial Officer(1)	2000	12,308	250	—	200,000	(3)

(1)
Mr. LeClair served as Vice President and Chief Financial Officer from December 2000 through May 2003.

(2)
87,544 of these options were forfeited in May 2003 and 87,456 will be forfeited (if not previously exercised) in December 2003.

(3)
These options were forfeited in May 2003.

        EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.    At the start of their employment, our employees in the United States generally sign offer letters specifying basic terms and conditions of employment as well as agreements that include confidentiality, non-compete provisions and assignment of intellectual property rights related to their employment. At the start of their employment, our employees in Israel generally sign written employment agreements that include confidentiality and non-compete provisions.

        In addition, certain key employees of the Company, including Messrs. Kinreich and Dineen, have a change of control agreement with the Company under which (i) fifty percent (50%) of unvested stock options and/or restricted shares then held by the employee shall immediately vest upon a change of control of the Company; (ii) they will receive a severance package consisting of six months' base salary, plus any accrued compensation, reimbursements and vacation time owed; and (iii) the remaining unvested stock options and/or restricted shares then held by the employee shall immediately vest, if the employee terminates his employment with the Company for a good reason, as defined therein, or his employment is terminated without cause, each within twelve (12) months of a change in control of the Company. Under the terms of the change of control agreements, a change of control will be deemed to have occurred upon the following events: a sale, lease or other transfer of all or substantially all of the assets of the Company; persons constituting the Board of Directors of the Company on the date of the agreement or new directors approved by those persons cease to constitute a majority of the members of the Board of Directors; a merger of the Company with another entity following which the shareholders of the Company do not own 50% of the voting power of the securities of the entity acquiring the Company; a third party acquires 25% or more of the total number of votes that may be cast for the Directors of the Company; or the Directors adopt a resolution stating that a change in control has occurred for the purposes of the agreement.

        DIRECTOR COMPENSATION.    We reimburse our Directors for expenses incurred to attend meetings of our Board of Directors and any committees of the Board of Directors. We also grant an annual cash payment to our Directors, other than Mr. Kinreich, and grant options to purchase ordinary shares to our Directors from time to time and to comply with Israeli regulations.

        OPTION GRANTS.    The following table presents each grant of ordinary share options during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Terms(3)
			Percent of Total Options Granted To Employees In 2002(1)
	Number of Securities Underlying Options Granted
				Exercise Price Per Share(2)
Name					Expiration Date
						5%	10%
Ilan Kinreich	800,000	(4)	34.6%	$0.28	8/11/12	$140,872	$356,998
Brian E. LeClair(6)	175,000	(5)	7.6%	0.26	7/22/12	28,064	71,121

(1)
Percentages shown under "Percent of Total Options Granted to Employees in 2002" are based on an aggregate of 2,310,000 options granted to our employees under our option plans during 2002.

(2)
The exercise price equals the fair market value of the ordinary shares, which is equal to the closing sales prices of the ordinary shares as quoted on the Nasdaq Stock Market as of the grant date.

(3)
The potential realizable value is calculated based on the term of the option at the time of grant. Share price appreciation of 5.0% and 10.0% is assumed pursuant to the rules promulgated by the SEC and does not represent our estimate of future stock price performance. The potential realizable values at 5.0% and 10.0% appreciation are calculated by: (a) multiplying the number of ordinary shares under the option by the exercise price per share; (b) assuming that the aggregate share value derived from that calculation compounds at the annual 5.0% or 10.0% rate shown in the table until the expiration of the options; and (c) subtracting from that result the aggregate option exercise price.

(4)
These options vest annually over six years at increasing annual rates ranging from 13% in the first year to 27% in the sixth year. 225,000 of the options are subject to accelerated vesting if our ordinary shares trade between $0.70 and $5.00 per share for 20 consecutive days.

(5)
57,750 of the options vest on July 22, 2002 with 9,771 options vesting per quarter thereafter. 87,544 of these options were forfeited in May 2003 and 87,456 will be forfeited (if not previously exercised) in December 2003.

(6)
Mr. LeClair's employment with the Company was terminated in May 2003.

        The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended December 31, 2002 by the Named Executive Officers and (ii) unexercised stock options held by such individuals.

AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2002
					Value of Unexercised in-the-Money Options at December 31, 2002 (1)
Name	Shares Acquired on Exercise (#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ilan Kinreich	—	—	493,178	977,723	—	—
Brian E. LeClair(2)	—	—	183,314	226,686	—	—

(1)
All options in the table outstanding at December 31, 2002 had an exercise price higher than the market price of the ordinary shares on December 31, 2002.

(2)
Mr. LeClair's employment with the Company was terminated in May 2003.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        This report is submitted by the Compensation Committee. The Compensation Committee consists of Messrs. Assia, Beilis and Geary. Messrs. Assia, Beilis and Geary are non-employee Directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Company's stock option plans and reviewing and approving salaries and other incentive compensation of the Company's officers and employees, including recommendations to the Board of Directors with respect to the grant of stock options to officers and employees.

        COMPENSATION PHILOSOPHY.    The Company's executive compensation program is designed to attract, retain and reward executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers should be linked to meeting specified performance goals.

        Under the direction of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance operating results of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and bonus and long-term incentive compensation in the form of stock options.

        BASE SALARY.    The Compensation Committee reviews salaries periodically. The Compensation Committee's policy is to consider amounts paid to senior executives with comparable qualifications, experience and responsibilities at other publicly-held companies of similar size and engaged in a similar type of business to that of the Company, all of whom are constituent companies of the Nasdaq Computer Index. The Compensation Committee does not take into account the Company's relative performance as compared to comparable companies. The Compensation Committee also considers compensation information pertaining to the Company's industry including salary surveys, industry reports and other available information. The Compensation Committee analyzes this information to recommend salaries. The Compensation Committee does not use a fixed or rigid formula to recommend salaries.

        The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. Mr. Kinreich's planned objectives included: (1) implementing the 2002 operating plan, (2) building strategic relationships, and (3) executing product release plans. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are reviewed by the Compensation Committee on a periodic basis.

        BONUS COMPENSATION.    Our executive officers are eligible for quarterly cash bonuses, which are based primarily on corporate achievements and individual performance objectives that are established at the beginning and in the course of each year. After the completion of each quarter, the Compensation Committee reviews the attainment of corporate and individual objectives and recommends bonuses based on the extent to which corporate objectives were met or exceeded and individual contributions to the Company's overall performance. For the most recent fiscal year, the company did not pay any bonus compensation to its executive officers.

        STOCK OPTIONS.    The Company relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees, which generally is provided through initial option grants at the date of hire and periodic additional grants. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's ordinary shares.

        Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually and quarterly over three- to four-year periods.

        Option grants to executive officers are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's shareholders.

        Mr. Kinreich's stock-based compensation principally was tied to the Company's objectives of implementing the Company's operating plan, acquiring new customers and building strategic relationships and executing the Company's product release plans and was intended as a retention and incentive device for Mr. Kinreich.

                  By the RadView Software Ltd. Compensation Committee
                  David Assia, Shai Beilis and William J. Geary

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.    Messrs. Assia, Beilis and Geary constitute the Company's Compensation Committee. Messrs. Assia, Beilis and Geary are non-employee Directors. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of Directors who meet the independence and experience requirements of Nasdaq and the Israeli Companies Law, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those consolidated financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of the Company and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report of the Company's financial statements. The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

        In fulfilling its responsibilities for the financial statements for fiscal year 2002, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and Luboshitz Kasierer, an affiliate member of Ernst & Young International, formerly a member firm of Arthur Andersen, ("Luboshitz Kasierer") the Company's independent auditors;

  •
  Discussed with Luboshitz Kasierer the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Luboshitz Kasierer regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Luboshitz Kasierer their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited consolidated financial statements and discussions with management and Luboshitz Kasierer, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      By the RadView Software Ltd. Audit Committee
                      David Assia, William J. Geary, Robert Steinkrauss,
                      and Kathleen A. Cote

COMPARATIVE SHARE PERFORMANCE GRAPH

        The following graph shows the cumulative shareholder return of the Company's ordinary shares from August 10, 2000 through December 31, 2002 as compared with that of the Nasdaq Composite and the Nasdaq Computer Index. The graph assumes the investment of $100 in the Company's ordinary shares and each of the comparison groups on August 10, 2000 and assumes the reinvestment of dividends. The Company has never declared a dividend on its ordinary shares. The ordinary share price performance depicted in the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO
RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER,
A MEMBER FIRM OF ERNST & YOUNG, AS INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2003

        Our consolidated financial statements at December 31, 2002 have been audited by Luboshitz Kasierer, a member firm of Ernst & Young since June 1, 2002 and formerly a member firm of Arthur Andersen ("Luboshitz Kasierer"). The Board of Directors has recommended that Luboshitz Kasierer continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2003. The Board proposes that the Shareholders approve and ratify this appointment. Representatives of Luboshitz Kasierer are expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

Audit Fees

        The aggregate fees for professional services rendered by Luboshitz Kasierer in connection with its audit of our annual consolidated financial statements included in our Form 10-K and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q totaled approximately $60,000 for the fiscal year ended December 31, 2002 and $130,300 for the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

        Luboshitz Kasierer did not provide any professional services to the Company for the fiscal years ended December 31, 2002 and 2001 in connection with the design or implementation of any financial information systems.

Tax Fees

        The aggregate fees for tax preparation services rendered by Luboshitz Kasierer totaled approximately $5,000 for the fiscal year ended December 31, 2002 and $86,250 for the fiscal year ended December 31, 2001.

All Other Fees

        Luboshitz Kasierer did not provide any professional services to the Company for the fiscal years ended December 31, 2002 and 2001 in connection with other professional services.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote and voting thereon at the Annual Meeting is required for the ratification of the selection of Luboshitz Kasierer, as independent auditors for the year ending December 31, 2003.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, during the fiscal year ended December 31, 2002, our executive officers and Directors complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of shareholders to be held in 2004, shareholder proposals must be received no later than May 29, 2004. These proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to shareholders' proposals. Proposals should be sent to the attention of Christopher Dineen, Chief Financial Officer, at the Company's offices at 7 New England Executive Park, Burlington, Massachusetts 01803.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by Directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of ordinary shares and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

OTHER MATTERS

        The Annual Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the Shareholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

        Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

APPENDIX A

         Form of Proxy Card
RADVIEW SOFTWARE LTD.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, OCTOBER 29, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED hereby appoints Ilan Kinreich and Christopher Dineen, and each of them acting singly, as attorneys and proxies, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote for and on behalf of the undersigned on all matters which may properly come before the 2003 Annual Meeting of Shareholders of RadView Software Ltd., or any adjournment thereof, with respect to all Ordinary Shares of the Company to which the undersigned would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

(1)
Proposal to elect the following persons as:

(a)
members of the Board of Directors of the Company:

Shai Beilis	☐	FOR	☐	AGAINST	☐	ABSTAIN
Ilan Kinreich	☐	FOR	☐	AGAINST	☐	ABSTAIN
William J. Geary	☐	FOR	☐	AGAINST	☐	ABSTAIN
Kathleen A. Cote	☐	FOR	☐	AGAINST	☐	ABSTAIN
  (b)
  a member of the Board of Director of the Company, as an External Director:

Robert Steinkrauss	☐	FOR	☐	AGAINST	☐	ABSTAIN
(2)
Proposal to ratify the selection of Luboshitz Kasierer, a member firm of Ernst & Young, as the Company's independent auditors for the year ending December 31, 2003:

☐	FOR	☐	AGAINST	☐	ABSTAIN
(3)
IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

☐	APPROVE SUCH AUTHORITY	☐	AGAINST SUCH AUTHORITY

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1 AND 2 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign, date and return promptly in the accompanying envelope.

A-1

NOTE: Please sign exactly as name appears here. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the shares certificate has died, please submit evidence of your authority. If a corporation, please sign in the full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in the partnership name by an authorized person.

Dated:
Signature:
Signature if held jointly:
Printed Name:
Address:

A-2

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
VOTING SECURITIES AND VOTES REQUIRED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
COMPARATIVE SHARE PERFORMANCE GRAPH
PROPOSAL TWO RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER, A MEMBER FIRM OF ERNST & YOUNG, AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
EXPENSES OF SOLICITATION
OTHER MATTERS
APPENDIX A